UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 7, 2005

Naturade, Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	33-7106-A	23-2442709
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14370 Myford Rd., Suite 100, Irvine, California		92606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-573-4800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2005, Naturade and Innovation Ventures, L.L.C. d/b/a Living Essentials (" Living Essentials") entered into an Asset Purchase Agreement (the "Agreement"), pursuant to which Naturade has the right to acquire certain assets relating to Living Essentials’ health-related products business. As consideration for the assets, Naturade would at closing (a) pay $8,500,000, subject to a working capital adjustment, (b) assume current accounts payable and accrued liabilities, (c) issue a promissory note payable to Living Essentials in the principal amount of $3,000,000, and (d) issue 3,000,000 shares of Naturade's Common Stock.

The Agreement provides for certain closing conditions that require a certified audit, the successful completion of financing and no materiel adverse change in the business from July 31, 2005 until closing.

A copy of the Living Essentials Agreement is attached as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Naturade, Inc

October 14, 2005	By:	/s/Stephen M. Kasprisin

Name: Stephen M. Kasprisin
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Asset Purchase Agreement dated as of October 7, 2005, by and between Naturade, Inc. and Innovation Ventures, L.L.C. d/b/a Living Essentials